JAMES HARDIE EXECUTIVE DEFERRED COMPENSATION PLAN Adoption Agreement EXHIBIT 10.65

- 1 - June 2020 Adoption Agreement 1.01 Preamble By the execution of this Adoption Agreement the Plan Sponsor hereby [complete (a) or (b)] (a) adopts a new plan as of [month, day, year] (b) amends and restates its existing plan as of September 9, 2024 which is the Amendment Effective Date. Except as otherwise provided in Appendix A, all amounts deferred under the Plan prior to the Amendment Effective Date shall be governed by the terms of the Plan as in effect on the day before the Amendment Effective Date. Original Effective Date: January 1, 2021 Pre-409A Grandfathering: Yes No 1.02 Plan Plan Name: James Hardie Executive Deferred Compensation Plan Plan Year: December 31 1.03 Plan Sponsor Name: James Hardie Building Products Inc. Address: 303 East Wacker Drive, Suite 2500, Chicago, Illinois 60601 Phone #: 888-888-3408 EIN #: 88-0351165 Fiscal Year: April 1 - March 31 Is stock of the Plan Sponsor, any Employer or any Related Employer publicly traded on an established securities market? Yes No

- 2 - June 2020 1.04 Employer The following entities have been authorized by the Plan Sponsor to participate in and have adopted the Plan [insert "Not Applicable" if none have been authorized]: Entity Publicly Traded on Est. Securities Market Yes No □ □ □ □ □ □ □ □ □ □ □ □ □ □ 1.05 Administrator The Plan Sponsor has designated the following party or parties to be responsible for the administration of the Plan: Name: James Hardie Building Products Inc. Address: 303 East Wacker Drive, Suite 2500, Chicago, Illinois 60601 Note: The Administrator is the person or persons designated by the Plan Sponsor to be responsible for the administration of the Plan. Neither Fidelity Employer Services Company nor any other Fidelity affiliate can be the Administrator. 1.06 Key Employee Determination Dates The Employer has designated as the Identification Date for purposes of determining Key Employees. In the absence of a designation, the Identification Date is December 31. The Employer has designated as the effective date for purposes of applying the six month delay in distributions to Key Employees. In the absence of a designation, the effective date is the first day of the fourth month following the Identification Date.

- 3 - June 2020 2.01 Participation (a) Employees [complete (i), (ii) or (iii)] (i) Eligible Employees are selected by the Employer. (ii) Eligible Employees are those employees of the Employer who meet any one of the following conditions: • U.S. based executives (vice presidents or equivalent or higher), including those who have an outstanding award under the Executive Long-Term Incentive Plan, or • Employees with a base salary in excess of the Internal Revenue Code Section 401 (a)(17) limit in effect for the prior Plan Year. (iii) Employees are not eligible to participate. (b) Directors [complete (i), (ii) or (iii)] (i) All Directors are eligible to participate. (ii) Only Directors selected by the Employer are eligible to participate. (iii) Directors are not eligible to participate.

- 4 - June 2020 3.01 Compensation For purposes of determining Participant contributions under Article 4 and Employer contributions under Article 5, Compensation shall be defined in the following manner [complete (a) or (b) and select (c) and/or (d), if applicable]: (a) Compensation is defined as: Base Salary, Annual Incentive Bonus and LTI Score Card cash payout (b) Compensation as defined in [insert name of qualified plan] without regard to the limitation in Section 401 (a)(17) of the Code for such Plan Year. (c) Director Compensation is defined as: (d) Compensation shall, for all Plan purposes, be limited to ----------------- --· (e) Not Applicable.

- 5 - June 2020 3.02 Bonuses Compensation, as defined in Section 3.01 of the Adoption Agreement, includes the following type of bonuses that will be the subject of a separate deferral election: [Will be treated as] Performance Based Compensation Annual Incentive Bonus LTI Score Card cash payout Not Applicable. Yes No □ □ □ □ □

- 6 - June 2020 4.01 Participant Contributions If Participant contributions are permitted, complete (a), (b), and (c). Otherwise complete (d). (a) Amount of Deferrals A Participant may elect within the period specified in Section 4.01(b) of the Adoption Agreement to defer the following amounts of remuneration. For each type of remuneration listed, complete "dollar amount" and/or "percentage amount". (i) Compensation other than Bonuses [do not complete if you complete (iii)] Type of Remuneration Dollar Amount %Amount Increment Min Max Min Max Base Salary 1% 50% 1% Note: The increment is required to determine the permissible deferral amounts. For example, a minimum of0% and maximum of 20% with a 5% increment would allow an individual to defer 0%, 5%, 10%, 15% or 20%. (ii) Bonuses [do not complete if you complete (iii)] Type of Bonus Dollar Amount %Amount Increment Min Max Min Max Annual Incentive Bonus 1% 100% 1% LTI Score Card cash payout 1% 100% 1% (iii) Compensation [do not complete if you completed (i) and (ii)] Dollar Amount %Amount Increment Min Max Min Max % % %

- 7 - June 2020 (iv) Director Compensation Type of Compensation Dollar Amount %Amount Increment Min Max Min Max Annual Retainer % % % Meeting Fees Other: % % % Other: % % % (b) Election Period (i) Performance Based Compensation A special election period Does Does Not apply to each eligible type of performance based compensation referenced in Section 3.02 of the Adoption Agreement. The special election period, if applicable, will be determined by the Employer. (ii) Newly Eligible Participants An employee who is classified or designated as an Eligible Employee during a Plan Year May May Not elect to defer Compensation earned during the remainder of the Plan Year by completing a deferral agreement within the 30 day period beginning on the date he is eligible to participate in the Plan. The special election period, if applicable, will be determined by the Employer. (c) No Participant Contributions Participant contributions are not permitted under the Plan.

- 8 - June 2020 5.01 Employer Contributions If Employer contributions are permitted, complete (a) and/or (b). Otherwise complete (c). (a) Matching Contributions (i) Amount For each Plan Year, the Employer shall make a matching contribution on behalf of each Participant who defers Compensation for the Plan Year and satisfies the requirements of Section 5.01(a)(ii) of the Adoption Agreement equal to [complete the ones that are applicable]: (A) □ [insert percentage]% of the Compensation the Participant has elected to defer for the Plan Year (B) □ An amount determined by the Employer in its sole discretion (C) □ Matching contributions for each Participant shall be limited to $ and/or [insert percentage]% of Compensation (D) □ Other: (E) Not Applicable [Proceed to Section 5.0l(b)] (ii) Eligibility for matching contribution A Participant who defers Compensation for the Plan Year shall receive an allocation of matching contributions determined in accordance with Section 5.0l(a)(i) provided he satisfies the following requirements [complete the ones that are applicable]: (A) Describe requirements: (B) Is selected by the Employer in its sole discretion to receive an allocation of matching contributions (C) No requirements

June 2020 (iii) Time of Allocation Matching contributions, if made, shall be treated as allocated [select one]: (A) As of the last day of the Plan Year (B) At such times as the Employer shall determine in its sole discretion (C) At the time the Compensation on account of which the matching contribution is being made would otherwise have been paid to the Participant (D) Other: (b) Other Contributions (i) Amount The Employer shall make a contribution on behalf of each Participant who satisfies the requirements of Section 5.01(b)(ii) equal to [complete the ones that are applicable]: (A) An amount equal to [insert percentage]% of the Participant's Compensation (B) An amount determined by the Employer in its sole discretion (C) Contributions for each Participant shall be limited to $ (D) Other: Up to 6% of a Participant's Base Salary that is in excess of the Internal Revenue Code Section 401 (a)(17) limit in effect for the applicable Plan Year. Annual Incentive Bonus and LTI Score Card cash payout will not be considered eligible Compensation for purposes of employer contributions under this Section 5.0l(b). (E) Not Applicable [Proceed to Section 6.01] - 9 -

June 2020 (ii) Eligibility for Other Contribution A Participant shall receive an allocation of other Employer contributions determined in accordance with Section 5.0l(b)(i) for the Plan Year if he satisfies the following requirements [complete the one that is applicable]: (A) Describe requirements: (B) Is selected by the Employer in its sole discretion to receive an allocation of other Employer contributions (C) No requirements (iii) Time of Allocation Employer contributions, if made, shall be treated as allocated [select one]: (A) As of the last day of the Plan Year (B) At such times or times as the Employer shall determine in its sole discretion (C) Other: (c) No Employer Contributions Employer contributions are not permitted under the Plan.

- 11 - June 2020 6.01 Distributions The timing and form of payment of distributions made from the Participant's vested Account shall be made in accordance with the elections made in this Section 6.01 of the Adoption Agreement except when Section 9.6 of the Plan requires a six month delay for certain distributions to Key Employees of publicly traded companies. (a) Timing of Distributions (i) All distributions shall commence in accordance with the following [choose one]: (A) As soon as administratively feasible following the distribution event but in no event later than the time prescribed by Treas. Reg. Sec. 1.409A- 3 (d). (B) Monthly on specified day [insert day] (C) Annually on specified month and day [insert month and day] (D) Calendar quarter on specified month and day [insert month and day] Q[insert numerical quarter 1, 2, 3, or 4] (ii) The timing of distributions as determined in Section 6.0l(a)(i) shall be modified by the adoption of: (A) Event Delay- Distribution events other than those based on Specified Date or Specified Age will be treated as not having occurred for six (6) months (B) Hold Until Next Year - Distribution events other than those based on Specified Date or Specified Age will be treated as not having occurred for twelve months from the date of the event if payment pursuant to Section 6.0l(a)(i) will thereby occur in the next calendar year or on the first payment date in the next calendar year in all other cases (C) Immediate Processing - The timing method selected by the Plan Sponsor under Section 6.01(a)(i) shall be overridden for the following distribution events [insert events]: (D) Not applicable

- 12 - June 2020 (b) Distribution Events (i) Participant Contributions under Section 4.0l(a) Participants may elect the following payment events and the associated form or forms of payment. If multiple events for each year are selected, the earliest to occur will trigger payment. For installments, insert the range of available periods (e.g., 5-15) or insert the periods available (e.g., 5, 7, 9). Lump Sum Installments (A) □ Specified Date □ years (B) □ Specified Age □ years (C) □ Separation from Service □ 5-10 years (D) □ Separation from Service plus 6 months □ years (E) □ Separation from Service plus months [not to exceed months] □ years (F) □ Retirement □ years (G) □ Retirement plus 6 months □ years (H) □ Retirement plus months □ years (I) □ Disability □ 5-10 years (J) □ Death □ 5-10 years (K) □ Change in Control □ years The minimum deferral period for Specified Date or Specified Age event shall be years. Installments may be paid [select each that applies] Monthly Quarterly Annually x x x

(ii) Employer Contributions under Section 5.0I(a) and (b)

Participants may elect the following payment events and the associated form or forms of payment. If multiple events for each year are selected, the earliest to occur will trigger payment. For installments, insert the range of available periods (e.g., 5-15) or insertthe periods available (e.g., 5, 7, 9).

			Lump Sum	Installments
(A)	☐	Specified Date	☐	___ years
(B)	☐	Specified Age	☐	___ years
(C)	☒	Separation from Service	☒	5-10 years
(D)	☐	Separation from Service plus 6 months	☐	___ years
(E)	☐	Separation from Service plus ___ months [not to exceed ___ months]	☐	___ years
(F)	☐	Retirement	☐	___ years
(G)	☐	Retirement plus 6 months	☐	___ years
(H)	☐	Retirement plus ___ months	☐	___ years
(I)	☒	Disability	☒	5-10 years
(J)	☒	Death	☒	5-10 years
(K)	☐	Change in Control	☐	___ years

The minimum deferral period for Specified Date or Specified Age event shall be ___ years.

Installments may be paid [select each that applies]

☐ Monthly
☐ Quarterly
☒ Annually

- 13 -

June 2020

- 14 - June 2020 (c) Specified Date and Specified Age elections may not extend beyond age [insert age or "Not Applicable" ifno maximum age applies]. (d) Payment Election Override Payment of the remaining vested balance of the Participant's Account will automatically occur at the time specified in Section 6.0l(a) of the Adoption Agreement in the form indicated upon the earliest to occur of the following events [check each event that applies and for each event include only a single form of payment]: Events Form of Payment Lump Sum Installments □ Separation from Service □ ___ □ Separation from Service before Retirement □ ___ □ Death □ ___ □ Disability □ ___ □ Not Applicable □ ___ (e) Involuntary Cashouts If the Participant's vested Account at the time of his Separation from Service does not exceed $ , distribution of the vested Account shall automatically be made in the form of a single lump sum in accordance with Section 9.5 of the Plan. There are no involuntary cashouts. (f) Retirement Retirement shall be defined as a Separation from Service that occurs on or after the Participant [insert description of requirements]: No special definition of Retirement applies.

- 15 - June 2020 (g) Distribution Election Change A Participant Shall Shall Not be permitted to modify a scheduled distribution date and/or payment option in accordance with Section 9.2 of the Plan. A Participant shall generally be permitted to elect such modification number of times. Administratively, allowable distribution events will be modified to reflect all options necessary to fulfill the distribution change election provision. (h) Frequency of Elections The Plan Sponsor Has Has Not elected to permit annual elections of a time and form of payment for amounts deferred under the Plan. If a single election of a time and/or form of payment is required, the Participant will make such election at the time he first completes a deferral agreement which, in all cases, will be no later than the time required by Reg. Sec. 1.409A-2.

- 16 - June 2020 (i) Disability For Purposes of Section 2.11 of the Plan, Disability shall be defined as Total disability as determined by the Social Security Administration or the Railroad Retirement Board. As determined by the Employer's long term disability insurance policy. As follows [insert description of requirements]: Not applicable.

- 17 - June 2020 7.01 Vesting (a) Matching Contributions The Participant's vested interest in the amount credited to his Account attributable to matching contributions shall be based on the following schedule: □ Years of Service Vesting% 0% [insert "100" if there is immediate vesting] 1% 2% 3% 4% 5% 6% 7% 8% 9 % Other: Class year vesting applies: Not applicable.

- 18 - June 2020 (b) Other Employer Contributions The Participant's vested interest in the amount credited to his Account attributable to Employer contributions other than matching contributions shall be based on the following schedule: Years of Service Vesting% 0 0% [insert "100" if there is immediate vesting] 1 0% 2 0% 3 100% 4% 5% 6% 7% 8 % Other: 9 % Class year vesting applies: Not applicable.

- 19 - June 2020 (c) Acceleration of Vesting The Participant's vested interest in his Account will automatically be 100% upon the occurrence of the following events [select the ones that are applicable]: (i) Death. (ii) Disability (iii) Change in Control. (iv) Eligibility for Retirement. (v) Other: If a formal Reduction In Force results in the executive's termination from service (vi) Not applicable. (d) Years of Service (i) A Participant's Years of Service shall include all service performed for the Employer and Shall Shall Not include service performed for the Related Employer.

- 20 - June 2020 (ii) Years of Service shall also include service performed for the following entities: (iii) Years of Service shall be determined in accordance with [select one]: (A) The elapsed time method in Treas. Reg. Sec. 1.410(a)-7 (B) The general method in DOL Reg. Sec. 2530.200b-1 through b-4 (C) Participant's Years of Service credited under: James Hardie Building Products Inc. Retirement Plan (D) Other: (iv) Not applicable.

- 21 - June 2020 8.01 Unforeseeable Emergency (a) A withdrawal due to an Unforeseeable Emergency as defined in Section 2.24: Will Will Not [if Unforeseeable Emergency withdrawals are not permitted, proceed to Section 9.01] be allowed. (b) Upon a withdrawal due to an Unforeseeable Emergency, a Participant's deferral election for the remainder of the Plan Year: Will Will Not be cancelled. If cancellation occurs, the Participant may resume participation in accordance with Article 4 of the Plan.

- 22 - June 2020 9.01 Investment Decisions Investment decisions regarding the hypothetical amounts credited to a Participant's Account shall be made by [select one]: (a) The Participant or his Beneficiary (b) The Employer

- 23 - June 2020 10.01 Trust The Employer [select one]: Does Does Not intend to establish a rabbi trust as provided in Article 11 of the Plan.

- 25 - June 2020 12.01 Governing State Law The laws of Illinois shall apply in the administration of the Plan to the extent not preempted by ERISA.

Execution Page The Plan Sponsor has caused this Adoption Agreement to be executed this ___ day of ______, 20__. Plan Sponsor: James Hardie Building Products Inc. By: _____________________________ Title: _____________________________ - 26 - Sr. Dir, Total Rewards

Appendix A Special Effective Dates Not Applicable - 27 - June 2020